SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2005

JOHNSON OUTDOORS INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

0-16255	39-1536083
(Commission File Number)	(I.R.S. Employer I.D. Number)

555 Main Street Racine, Wisconsin	53403
(Address of Principal Executive Offices)	(Zip Code)

262-631-6600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐ Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CFR 240.14a-12)

        ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
                                 Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 26, 2005, at the annual meeting of shareholders of Johnson Outdoors Inc. (the "Company"), shareholders approved a proposal to amend the Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan (the "2000 Plan"), a proposal to amend the Johnson Outdoors Inc. 1987 Employees' Stock Purchase Plan (the "1987 Plan") and a proposal to amend and restate the Johnson Outdoors Inc. Worldwide Key Executives' Discretionary Bonus Plan (the "Cash Bonus Plan"). Copies of the 2000 Plan, 1987 Plan and the Cash Bonus Plan are attached hereto as exhibits and are incorporated herein by reference.

Summary descriptions of the terms of the 2000 Plan, the 1987 Plan and the Cash Bonus Plan are set forth in the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on June 28, 2005. The sections of the definitive proxy statement entitled "Approval of Amendment to Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan" from pages 25 to 30, "Approval of Amendment to Johnson Outdoors Inc. 1987 Employees' Stock Purchase Plan" from pages 31 to 33 and "Approval of Proposal to Amend and Restate the Johnson Outdoors Inc. Worldwide Key Executives' Discretionary Bonus Plan" from pages 33 to 35 are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)   Exhibits

The following exhibits are filed herewith:

Exhibit 99.1 - Johnson Outdoors Inc. 2000 Long-Term Stock Incentive Plan.

Exhibit 99.2 - Johnson Outdoors Inc. 1987 Employees' Stock Purchase Plan.

Exhibit 99.3 - Johnson Outdoors Inc. Worldwide Key Executives' Discretionary Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Johnson Outdoors Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHNSON OUTDOORS INC.
Date: July 29, 2005
BY   /s/ David W. Johnson
        David W. Johnson, Treasurer and
        Interim Chief Financial Officer

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